Exhibit 10.1

SECOND AMENDMENT TO 2015 EQUITY INCENTIVE PLAN

(Effective June 2, 2017)

Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby adopts this Second Amendment (this “Amendment”) to the 2015 Equity Incentive Plan (the “2015 Plan”).

WITNESSETH

WHEREAS, the Company’s Board of Directors (the “Board”) has adopted the 2015 Plan and the Company’s stockholders have ratified the 2015 Plan;

WHEREAS, the Plan currently provides that the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the 2015 Plan is 803,289 shares, plus (ii) any shares which are subject to awards under the Prior Plans (as defined in the 2015 Plan) which after the Effective Date (as defined in the 2015 Plan) are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans;

WHEREAS, the 2015 Plan currently provides that no more than 803,289 shares may be delivered upon the exercise of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;

WHEREAS, the Company desires to amend the 2015 Plan to (a) increase the number of shares of company stock that may be issued under the 2015 Plan by 838,000 shares to an aggregate of (i) 1,641,289 shares plus (ii) any shares which were available for grant under the Prior Plans on the effective date of the 2015 Plan or were subject to awards under the Prior Plans which, after the effective date of the 2015 Plan, were or are forfeited or lapse unexercised or were or are settled in cash and are not issued under the Prior Plans; and (b) increase the number of shares that may be issued under the 2015 Plan pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code by 838,000 shares to an aggregate of 1,641,289 shares; and

WHEREAS, pursuant to Section 13.1 of the 2015 Plan, the Company may amend the 2015 Plan.

NOW, THEREFORE, BE IT RESOLVED, the 2015 Plan is hereby amended as follows:

“3.1 Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) one million six hundred forty-one thousand, two hundred eighty-nine (1,641,289), plus (ii) any Shares which are available for grant under the Prior Plans on the Effective Date or are subject to awards under the Prior Plans which after the Effective Date are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans. No more than one million six hundred forty-one thousand, two hundred eighty-nine (1,641,289) Shares may be delivered upon the exercise of Incentive Stock Options. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the effective date written above.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer